EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-91596, 333-98293,  333-106363 and 333-152578) on Form S-8 of our report dated March 29, 2012, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of  FNB Bancorp for the year ended December 31, 2011.

/s/ Moss Adams LLP

Portland, Oregon March 30, 2012